Exhibit 99.1

Malibu Boats, Inc. Announces Agreement to Acquire Cobalt Boats, LLC

•	Combines two premium, best-in-class recreational boating brands, further strengthening Malibu's leading position in the powerboat industry

•	Cobalt's comprehensive portfolio of quality products provides Malibu greater scale and a more balanced portfolio

•	Adds a complementary distribution network allowing for more market opportunities across multiple segments within the recreational boating industry

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Combined business anticipated to deliver approximately $7.5 million in synergies and operational improvements expected to be realized by the fourth year post-closing, and approximately $18 million in expected tax benefits

•	Expected to be accretive to Malibu's earnings per share, excluding purchase accounting and acquisition costs, in fiscal year 2018
Malibu Boats, Inc. (NASDAQ: MBUU) ("Malibu" or the "Company") announced today that it has entered into a definitive agreement to acquire Cobalt Boats, LLC ("Cobalt"), a privately held, leading manufacturer and distributor of premium sterndrive and outboard boats for an aggregate purchase price of $130 million, subject to customary adjustments for the amount of working capital in the business at the closing date and subject to adjustment for any judgment or settlement in connection with a pending litigation matter between Cobalt and Sea Ray Boats, Inc. and Brunswick Corporation.
Founded in 1968, Cobalt is the market leader in the mid to large-sized sterndrive boat market and their recent expansion into the surf and outboard markets provides further opportunities for Cobalt to reach additional customers. Cobalt manufactures and sells water sport boats, cruisers, bowriders and outboard boats for cruising, skiing, entertainment, surfing, fishing and other recreational uses on lakes, rivers, intercoastal waterways and oceans. Cobalt is a world class brand with a product portfolio of twenty-four models across six proprietary, industry-leading series. Cobalt sells its boats through a well-established dealer network of 132 locations in the United States, Canada, and overseas. For the last 12 months ended March 31, 2017, Cobalt generated approximately $140 million in net sales.
"It is hard to know where to start, given how positive we are about this opportunity. We are excited at the prospect of combining two iconic brands with extensive dealer networks, leading market shares, and strong product innovation. We are very excited about bringing Cobalt, its proven management and experienced employees into the Malibu family. Cobalt is a well-recognized market leader and world class brand with a rich history of delivering performance, innovation and uncompromising quality. In addition, the St. Clair family is known for their passion and integrity and this has been proven and re-proven throughout this process," said Malibu's Chief Executive Officer, Jack Springer.
Mr. Springer continued, "This acquisition is consistent with our disciplined, long term growth strategy, and we believe it provides us with an immediate leadership position in a key segment of the recreational boating industry, while allowing us to diversify our product offering and tap into an exceptionally strong dealer network to accelerate Malibu's growth and profitability. The addition of Cobalt will expand our distribution footprint and allow us to grow both brands across the combined dealer network presenting both customer bases with an array of product offerings. The addition of Cobalt will also provide us with a number of vertical integration and market opportunities that we believe will create significant value for our stakeholders."

Cobalt's Chief Executive Officer, Paxson St. Clair commented, "This is an outstanding opportunity for Cobalt, our employees, and our dealer network. As our focus has always been on the long term success of the company, Malibu brings us a new level of opportunity through accelerated growth and brand awareness. I look forward to working with the Malibu team and continuing our legacy of market leadership."
Transaction Overview
Following the completion of the transaction, Malibu, with its headquarters in Loudon, Tennessee, will maintain an important and visible presence in Neodesha, Kansas, Cobalt's headquarters. Paxson St. Clair will continue to lead the Cobalt business as its President, and he will become a Director on Malibu's Board of Directors, subject to and effective upon completion of the transaction.
Malibu expects that by the end of the fourth year of operations after the completion of the transaction, the combined business will achieve a run rate of approximately $7.5 million in cost and operational synergies. These synergies will be primarily derived from identified opportunities in product management, operating efficiencies and vertical integration opportunities.
The transaction is expected to be accretive to Malibu's earnings per share in fiscal year 2018, excluding purchase accounting adjustments and acquisition costs. In connection with the transaction, Malibu expects to benefit from tax attributes valued on a present value basis at approximately $18 million.
The transaction is expected to close in early July, subject to customary closing conditions. Malibu will fund the transaction through borrowings under a new second amended and restated credit facility.
Moelis & Company LLC is acting as Malibu's financial advisor and O'Melveny & Myers LLP is acting as Malibu's legal counsel. Raymond James & Associates, Inc. is acting as Cobalt's financial advisor and Foulston Siefkin LLP is acting as Cobalt's legal counsel.
Call and Webcast Information
Malibu Boats, Inc. will host a conference call and webcast on June 29, 2017 at 8:30 a.m. Eastern time to further discuss the Cobalt acquisition. The call will be hosted by Jack Springer, Chief Executive Officer, Wayne Wilson, Chief Financial Officer, and Ritchie Anderson, Chief Operating Officer. A slide presentation and link to the webcast will be posted on the Malibu Investor Relations website at http://investors.malibuboats.com. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #48299964.
Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company's website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the Company's website for twelve months.
About Malibu Boats, Inc.
Malibu Boats is a leading designer, manufacturer and marketer of performance sport boats, with the #1 market share position in the United States since 2010. The Company has two brands of performance sport boats, Malibu and Axis Wake Research (Axis). Since inception in 1982, the Company has been a consistent innovator in the powerboat industry, designing products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key aspect of their lifestyle.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statements in this press release regarding the expected timing for the closing of the transaction and the expected financial and business impact of the transaction, including the expected impact on Malibu's earnings per share for fiscal year 2018, tax benefits and cost and operational synergies and the timeline for achieving such synergies.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the satisfaction of the closing conditions to the transaction and conditions for borrowing under the new second amended and restated credit facility, our ability to efficiently integrate the operations and business of Cobalt upon completion of the transaction, general industry, economic and business conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful introduction of our new products, and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise.